Exhibit 4.10

DEBT RECOGNITION AND RECONVERSION AGREEMENT ENTERED INTO BY AND BETWEEN AN EXTEND, S.A. DE C.V., REPRESENTED HEREIN BY MR. MANUEL SENDEROS FERNÁNDEZ, HEREINAFTER REFERRED TO AS (“AN EXTEND”) AND EXTEND SOLUTIONS, S.A. DE C.V., REPRESENTED HEREIN BY MR. DANIEL SAMUEL NOVELO TRUJILLO, HEREINAFTER REFERRED TO AS (“EXTEND SOLUTIONS”), ALSO WITH THE PRESENCE OF AGILETHOUGHT INC., AS A JOINT AND SEVERAL OBLIGOR, REPRESENTED HEREIN BY MR. MANUEL SENDEROS FERNÁNDEZ, HEREINAFTER REFERRED TO AS ("AT"), PURSUANT TO THE FOLLOWING BACKGROUND, REPRESENTATIONS AND SECTIONS:

RECITALS

SOLE.- On April 29, 2016, AN EXTEND and EXTEND SOLUTIONS entered into an assignment of rights and non-competition agreement (hereinafter the "Assignment Agreement"), attached hereto as "Exhibit A", by virtue of which , EXTEND SOLUTIONS transferred to AN EXTEND the commercial relationships identified in Exhibit 1.11 of said Assignment Agreement, establishing as consideration for said assignment the amount that resulted from applying the formula set forth in Exhibit A of the Assignment Agreement.

REPRESENTATIONS

I. AN EXTEND declares, through its legal representative and under oath to tell the truth:

a) That it is an existing and valid company legally incorporated in accordance with the Laws of Mexico, as stated in public deed No. 3,250 dated November 17, 2015, granted before Mr. Guillermo Villareal Torres, Public Broker No. 11 of Mexico City; it was registered on February 11, 2016, under the mercantile record 550796-1 of the Public Registry of Property and Commerce of Mexico City.

b) That its legal representative has the necessary and sufficient powers of attorney to bind it in terms of this agreement and that said powers and faculties have not been revoked, modified or limited in any way as of the date of execution of this agreement, which is accredited with public deed mentioned above duly apostilled.

II. EXTEND SOLUTIONS declares, through its legal representative and under oath to tell the truth:

a) That it is an existing and valid company legally incorporated in accordance with the Laws of Mexico, as stated in public deed No. 10,368 dated August 27, 2004, granted before Mariano G. Morales Martínez, Public Notary No. 90 of Monterrey, Nuevo León; it was registered under the mercantile record 90264*1 of the Public Registry of Property and Commerce of Monterrey, Nuevo León.

b) That its legal representative has the necessary and sufficient powers of attorney to bind it in terms of this agreement and that said powers and faculties have not been revoked, modified or limited in any way as of the date of execution of this Agreement, which is accredited with public deed mentioned above duly apostilled.

III. AT declares, through its legal representative and under oath to tell the truth:

a) That it is an existing and valid company in accordance with the Laws of the United States of America.

b) That it was incorporated as a Mexican company, under the name “Grupo Latinoamericano de Internet, S.A. de C.V.”, as set forth in public deed No. 90,956 dated April 14, 2000, granted before David Figueroa Márquez, notary public No. 57 of Mexico City; it was registered on May 16, 2000, under the mercantile record 262575 of the Public Registry of Property and Commerce of Mexico City.

c) That its name was amended to “AGS Nasoft México, S.A. de C.V.”, which is accredited with public deed No. 57,584 dated March 6, 2015, granted before Mauricio Martínez Rivera, Notary Public No. 96 of Mexico City; it was registered on March 23, 2015.

d) That its name was amended to “AN Global IT, S.A.P.I. de C.V.”, which is accredited with public deed No. 70,041 dated September 27, 2017, granted before Erik Namur Campesino, Notary Public No. 94 of Mexico City; it was registered on March 5, 2018.

e) That on January 31, 2019 it ceased to exist as a Mexican company and began to exist as a company under the laws of the State of Delaware, United States of America, under the name "AN Global, Inc.", which is accredited with public deed No. 84,444.

f) That it amended its name to “AgileThought, Inc.” on October 22, 2019, which is accredited with the Certificate of Amendment issued by the Secretary of State of Delaware, USA.

g) That its attorney in fact has the necessary and sufficient powers of attorney to bind it in terms of this agreement and that said powers and faculties have not been revoked, modified or limited in any way as of the date of execution of this agreement, which is accredited with public deed No. 94,836.

SECTIONS

FIRST. The Parties herein agree to enter into this Agreement in order to recognize the remining amount debt that AN EXTEND shall pay to EXTEND SOLUTIONS derived from the Assignment Agreement established in the Background of this Agreement.

SECOND. By virtue of the foregoing Section, the Parties acknowledge and agree that, as of the date of the Assignment Agreement, AN EXTEND has paid several amounts to the EXTEND SOLUTIONS for a total amount of MXN $41’771,814.41 (FOURTY-ONE MILLION SEVEN HUNDRED AND SEVENTY-ONE THOUSAND EIGHT HUNDRED AND FOURTEEN PESOS 41/100, LEGAL CURRENCY OF MEXICO) which EXTEND SOLUTIONS expressly acknowledge and accept such payments, also acknowledging that the amount expressed as Debt (as said term is defined below) specified in the following clause, is the only amount that AN EXTEND owes to EXTEND SOLUTIONS derived from the Assignment Agreement.

THIRD. By virtue of the foregoing Section, the Parties hereby agree to convert the remaining debt existing to date in charge of AN EXTEND to Dollars, the legal currency of the United States of America, giving as the total amount of the Debt agreed upon and accepted by the Parties, the amount of USD $96,982.66 (NINETY-SIX THOUSAND NINE HUNDRED AND EIGHTY-TWO DOLLARS AND 66/100, LEGAL CURRENCY OF THE UNITED STATES OF AMERICA) plus the value added tax (hereinafter referred to as the "Debt"), plus the corresponding interest in accordance with Section Fourth hereto. AN EXTEND is expressly obliged to pay EXTEND SOLUTIONS the Debt, as well as interest, in the terms established in this Agreement.

FOURTH. By virtue of the foregoing, AN EXTEND acknowledges and accepts to owe EXTEND SOLUTIONS the Debt, which will accrue an annual interest of 11% (ELEVEN PERCENT) on unpaid balances from the date of signing of this Agreement. and until full payment the Debt is made by AN EXTEND to EXTEND SOLUTIONS.

FIFTH. The Parties acknowledge and accept that the Debt and accrued interest shall be paid in full no later than a period of 1 (one) year from the date hereof, by wire transfer to the following bank account indicated by the legal representative of EXTEND SOLUTIONS:

[Omitted]

The Parties acknowledge and agree that, in the event that the period indicated above is fulfilled and AN EXTEND has not paid to EXTEND SOLUTIONS, the total amount of the Debt and the interest agreed will be paid within the following 30 calendar days counted from the breach with “common shares of class A” of AT, taking as value of the shares the value resulting from using the Volume Weighted Moving Average Price (VWAP).

SIXTH. In order to guarantee the compliance with the payment obligations of AN EXTEND, AT is constitutes as a joint and several obligor of AN EXTEND, in front of and in favor of EXTEND SOLUTIONS and obliges itself indistinctly to the faithful and punctual fulfillment of all the payment obligations of AN EXTEND derived from this Agreement. Therefore, AT signs and delivers to EXTEND SOLUTIONS a Promissory Note free of any charge or encumbrance, attached hereto as “Exhibit B”.

SEVENTH. Neither Party may assign or in any other way transfer, in whole or in part, the rights and obligations derived from this Agreement, without the prior written consent of the other party. In the event that AN EXTEND fails to comply with its payment obligations arising from this Agreement, EXTEND SOLUTIONS will be entitled to assign or in any way transfer the rights in its favor arising from this Agreement without the authorization of the other Parties.

EIGHTH. For everything related to this Agreement, all notices, including notifications of a procedural nature, must be issued in writing at the address of the Party to whom the notice or notification is addressed and with acknowledgment of receipt or sent by courier or certified mail with acknowledgment of receipt or by email. The notification sent by courier will be considered made on the date it is received by the recipient. In this sense, the Parties indicate as their addresses, telephone numbers and emails the following:

AN EXTEND:

Address: 222 W. Las Colinas Blvd., Suite 1650E, Las Colinas, TX 75039.

Telephone number: +5255 5258 1414.

Email: Diana.Abril@agilethought.com

AT:

Address: 222 W. Las Colinas Blvd., Suite 1650E, Las Colinas, TX 75039.

Telephone number: +5255 5258 1414.

Email: Diana.Abril@agilethought.com

EXTEND SOLUTIONS:

Address: 2060 N Loop W #220, Houston, TX 77018.

Telephone number: 713-255-4422.

Emails: info@silblawfirm.com; israelnovelo@outlook.com; atorrero@hotmail.com and jorge.monterrubio@gmail.com.

Any email will need to be sent to and include all of the emails noted above.

Any change to the aforementioned domiciles shall be notified in writing at least five business days prior to the date on which the change of domicile takes effect.

NINTH. This Agreement constitutes the entire agreement between the Parties, regarding the subject matter hereof, substituting and nullifying all previously existing agreements on the same matter, whether oral or written. Likewise, there are no guarantees, declarations, promises, or agreements between the Parties other than those expressly indicated in this Agreement.

TENTH. The Parties declare that in this Agreement there has been no error, bad faith, fraud or injury to the detriment of any of them and undertake to fully comply with their obligations derived from this Agreement.

ELEVENTH. Modifications to this Agreement for any reason shall be made with a prior written agreement signed by the Parties or their authorized representatives.

TWELFTH. In the event that either Party fails to take any action against the other to protect certain rights under this Agreement, such failure shall not be construed as a waiver of any other rights under this Agreement.

THIRTEENTH. AN EXTEND and AT bind themselves to indemnify and to release and hold harmless EXTEND SOLUTIONS in case it has to initiate any legal actions in order to execute this Agreement. In said cases, AN EXTEND and AT shall pay the litigation expenses and legal fees incurred by EXTEND SOLUTIONS.

FOURTEENTH. This Agreement is executed in both, English and Spanish languages. Should any discrepancy arise between the two instruments, the English version shall prevail.

FIFTEENTH. The Parties state that their will is free of defects and in the event of interpretation, execution and compliance with this Agreement, they expressly submit to the legislation and competent courts of Dallas, Texas, United States of America, expressly renouncing any other jurisdiction that could correspond to them by reason of their present or future domiciles or any other cause.

THE PARTIES BEING AWARE OF THE CONTENT AND LEGAL SCOPE OF THIS AGREEMENT, SIGN IT IN, ALL OF THEM BY THEIR OWN RIGHT, ON November 15, 2022 IN DALLAS, TEXAS, UNITED STATES OF AMERICA.

CONVENIO DE RECONOCIMIENTO Y RECONVERSIÓN DE ADEUDO QUE CELEBRAN POR UNA PARTE AN EXTEND, S.A. DE C.V., REPRESENTADA EN ESTE ACTO POR EL SEÑOR MANUEL SENDEROS FERNÁNDEZ, EN LO SUCESIVO DENOMINADA (“AN EXTEND”) Y EXTEND SOLUTIONS, S.A. DE C.V., REPRESENTADA EN ESTE ACTO POR EL SEÑOR DANIEL SAMUEL NOVELO TRUJILLO, EN LO SUCESIVO DENOMINADA COMO (“EXTEND SOLUTIONS”), CON LA COMPARECENCIA, EN SU CARÁCTER DE OBLIGADO SOLIDARIO, DE AGILETHOUGHT INC., REPRESENTADA EN ESTE ACTO POR EL SEÑOR MANUEL SENDEROS FERNÁNDEZ, EN LO SUCESIVO DENOMINADA COMO (“AT”), AL TENOR DEL SIGUIENTE ANTECEDENTE, DECLARACIONES Y CLÁUSULAS:

ANTECEDENTE

ÚNICO.- Con fecha 29 de abril de 2016, AN EXTEND y EXTEND SOLUTIONS celebraron un contrato de cesión de derechos y de no competencia (en lo sucesivo el “Contrato de Cesión”), adjunto al presente como “Anexo A”, por virtud de la cual, EXTEND SOLUTIONS cedió a AN EXTEND las relaciones comerciales identificadas en el Anexo 1.11 de dicho Contrato de Cesión, estableciendo como contraprestación por dicha cesión la cantidad resultante de la fórmula establecida en el Anexo A del Contrato de Cesión.

DECLARACIONES

I. Declara AN EXTEND, a través de su representante legal y bajo protesta de decir verdad:

a) Que es una sociedad mercantil existente y legalmente constituida de conformidad con las Leyes de México, según consta en el instrumento público No. 3,250 de fecha 17 de noviembre de 2015, otorgada ante la fe del Lic. Guillermo Villareal Torres, Corredor Público No.11 de la Ciudad de México; se encuentra inscrita el día 11 de febrero de 2016, bajo el folio mercantil número electrónico 550796-1 del Registro Público de la Propiedad y del Comercio de la Ciudad de México.

b) Que su representante legal cuenta con los poderes y facultades necesarias para obligarla en términos del presente convenio y que dichos poderes y facultades no le han sido revocados, modificados o limitados de manera alguna a la fecha de celebración del presente convenio, lo que se acredita con el instrumento mencionado en el inciso inmediato anterior debidamente apostillado.

II. Declara EXTEND SOLUTIONS, a través de su representante legal y bajo protesta de decir verdad:

a) Que es una sociedad mercantil existente y legalmente constituida de conformidad con las Leyes de México, según consta en el instrumento público No. 10,368 de fecha 27 de agosto de 2004 otorgada ante la fe del Lic. Mariano G. Morales Martínez, Notario Público No. 90 de la Ciudad de Monterrey; se encuentra inscrita bajo el folio mercantil número 90264*1 del Registro Público de la Propiedad y del Comercio de la ciudad de Monterrey, Nuevo León.

b) Que su representante legal cuenta con los poderes y facultades necesarias para obligarla en términos del presente convenio y que dichos poderes y facultades no le han sido revocados, modificados o limitados de manera alguna a la fecha de celebración del presente Convenio. lo que se acredita con el instrumento mencionado en el inciso inmediato anterior debidamente apostillado.

III. Declara AT, a través de su representante legal y bajo protesta de decir verdad:

a) Que es una sociedad mercantil existente de conformidad con las Leyes de los Estados Unidos de América.

b) Que se constituyó como una sociedad mercantil mexicana, bajo la denominación “Grupo Latinoamericano de Internet, S.A. de C.V.”, según consta en el instrumento público No. 90,956 de fecha 14 de abril de 2000, otorgada ante la fe del Lic. David Figueroa Márquez, notario público No. 57 de la Ciudad de México; se encuentra inscrita el día 16 de mayo de 2000, bajo el folio mercantil número 262575 del Registro Público de la Propiedad y del Comercio de la Ciudad de México.

c) Que cambió su denominación por la de “AGS Nasoft México, S.A. de C.V.”, lo que se acredita con el instrumento público No. 57,584 de fecha 6 de marzo de 2015, otorgada ante la fe del Lic. Mauricio Martínez Rivera, Notario Público No. 96 de la Ciudad de México; se encuentra inscrita el día 23 de marzo de 2015.

d) Que cambió su denominación por la de “AN Global IT, S.A.P.I. de C.V.”, lo que se acredita con el instrumento público No. 70,041 de fecha 27 de septiembre de 2017, otorgada ante la fe del Lic. Erik Namur Campesino, Notario Público No. 94 de la Ciudad de México; se encuentra inscrita el día 5 de marzo de 2018.

e) Que con fecha 31 de enero de 2019 dejó de existir como una sociedad mercantil mexicana y comenzó a existir como una sociedad bajo las leyes del Estado de Delaware, Estados Unidos de América, denominándose “AN Global, Inc.”, lo que se acredita con el instrumento público No. 84,444.

f) Que cambió su denominación por la de “AgileThought, Inc.” con fecha 22 de octubre de 2019, lo que se acredita con el Certificate of Amendment expedido por el Secretario del Estado de Delaware, USA.

g) Que su apoderado cuenta con los poderes y facultades necesarias para obligarla en términos del presente convenio y que dichos poderes y facultades no le han sido revocados, modificados o limitados de manera alguna a la fecha de celebración del presente convenio, lo que se acredita con el instrumento público No. 94,836.

CLÁUSULAS

PRIMERA. Las Partes en este acto acuerdan celebrar el presente Convenio con el objeto de reconocer el adeudo remanente que AN EXTEND deberá pagar a EXTEND SOLUTIONS derivado del Contrato de Cesión establecido en el Antecedente Único del presente Convenio.

SEGUNDA. En virtud de la Cláusula que antecede, las Partes reconocen y aceptan que, a partir de la fecha del Contrato de Cesión, AN EXTEND ha realizado diversos pagos a EXTEND SOLUTIONS, por un monto total de MXN $41’771,814.41 (CUARENTA Y UN MILLONES SETECIENTOS SETENTA Y UN MIL OCHOCIENTOS CATORCE PESOS 41/100, MONEDA DE CURSO LEGAL DE MÉXICO) lo que éstos expresamente reconocen y aceptan dichos pagos, reconociendo que, la cantidad expresada como Adeudo especificada en la cláusula siguiente (según dicho término se define más adelante), es la única cantidad que a la fecha le adeuda AN EXTEND a EXTEND SOLUTIONS derivada del Contrato de Cesión.

TERCERA. En virtud de la cláusula que antecede, las Partes en este acto acuerdan convertir el adeudo remanente existente a la fecha a cargo de AN EXTEND a dólares, moneda de curso legal de los Estados Unidos de América, dando como monto total del adeudo convenido y aceptado por las Partes la cantidad de USD $96,982.66 (NOVENTA Y SEIS MIL NOVECIENTOS OCHENTA Y DOS DÓLARES 66/100, MONEDA DE CURSO LEGAL DE LOS ESTADOS UNIDOS DE AMÉRICA) más el impuesto al valor agregado, en lo sucesivo denominado como él (“Adeudo”), más los intereses correspondientes de conformidad con la Cláusula Cuarta del presente Convenio. AN EXTEND se obliga expresamente a pagar a EXTEND SOLUTIONS el Adeudo, así como los intereses en los términos establecidos en este Convenio.

CUARTA. En virtud de lo anterior, en este acto AN EXTEND reconoce y acepta deber a EXTEND SOLUTIONS el Adeudo, el cual devengará un interés anual del 11% (ONCE POR CIENTO) sobre saldos insolutos, a partir de la fecha de firma del presente Convenio y hasta en tanto se lleve a cabo el pago total del Adeudo por parte de AN EXTEND a EXTEND SOLUTIONS.

QUINTA. Las Partes en este acto reconocen y aceptan que el Adeudo y los intereses devengados deberán de ser pagado en su totalidad a más tardar en el periodo de 1 (un) año contado a partir de la fecha del presente Convenio, mediante transferencia bancaria a la siguiente cuenta que para tales efectos señale el representante legal de EXTEND SOLUTIONS:

[Omitted]

Las Partes reconocen y aceptan que, en caso de que se cumpla el periodo señalado en el párrafo anterior y AN EXTEND no hubiese pagado la totalidad del Adeudo e intereses pactados a EXTEND SOLUTIONS, el Adeudo e intereses será pagados dentro de los 30 días naturales contados a partir del incumplimiento con “acciones comunes de la clase A” de AT, tomando como valor de las acciones el valor que resulte de utilizar el Volume Weighted Moving Average Price (VWAP).

SEXTA. A efecto de garantizar las obligaciones de pago de AN EXTEND, AT se constituye en este acto como obligado solidario de AN EXTEND, frente y a favor de EXTEND SOLUTIONS y se obliga indistintamente al fiel y puntual cumplimiento de todas las obligaciones a su cargo derivadas del presente Convenio. Por lo que en este acto AT suscribe y entrega a EXTEND SOLUTIONS un “Promissory Note” libre de toda carga o gravamen, adjunto al presente como “Anexo B”.

SÉPTIMA. Las Partes no podrán ceder ni de cualquier otra forma transferir, en todo o en parte, los derechos y obligaciones derivados del presente Convenio, sin autorización previa y por escrito de la otra parte. En caso de que AN EXTEND incumpla con las obligaciones de pago a su cargo derivadas de este Convenio, EXTEND SOLUTIONS estará facultada para ceder o de cualquier manera transferir los derechos a su favor derivados de este Convenio sin autorización de las otras Partes.

OCTAVA. Para todo lo relativo al presente Convenio, todos los avisos, incluyendo las notificaciones de carácter procesal, deberán ser emitidas por escrito en el domicilio de la parte a quien va dirigido el aviso o notificación y con acuse de recibo o enviarse por mensajería o correo certificado con acuse de recibo, o bien, por correo electrónico. La notificación que se envíe por mensajería se considerará hecha en la fecha en que sea recibida por el destinatario. En ese sentido, las partes señalan como sus domicilios, teléfonos y correos electrónicos los siguientes:

AN EXTEND:

Domicilio: 222 W. Las Colinas Blvd., Suite 1650E, Las Colinas, TX 75039.

Teléfono: +5255 5258 1414.

Correo electrónico: Diana.Abril@agilethought.com

AT:

Domicilio: 222 W. Las Colinas Blvd., Suite 1650E, Las Colinas, TX 75039.

Teléfono: +5255 5258 1414.

Correo electrónico: Diana.Abril@agilethought.com

EXTEND SOLUTIONS:

Domicilio: 2060 N Loop W #220, Houston, TX 77018.

Teléfono: 713-255-4422.

Correos electrónicos: info@silblawfirm.com; israelnovelo@outlook.com; atorrero@hotmail.com and jorge.monterrubio@gmail.com.

Cualquier correo electrónico deberá enviarse e incluir todos los correos electrónicos que se señalan anteriormente.

Cualquier cambio a los domicilios antes señalados, deberá notificarse por escrito con cuando menos cinco días hábiles de anticipación a la fecha en que surta efectos el cambio de domicilio.

 NOVENA. Este Convenio constituye el acuerdo integral entre las Partes, respecto de la materia objeto de éste, sustituyendo y dejando sin efectos todos los acuerdos existentes anteriormente sobre la misma materia, ya sean orales o escritos. Asimismo, no existen garantías, declaraciones, promesas, ni acuerdos entre las Partes distintas a los expresamente señalados en este Convenio.

DÉCIMA. Ambas partes declaran que en el presente Convenio no ha existido error, mala fe, dolo o lesión en perjuicio de ninguna de ellas y se comprometen a cumplir cabalmente con sus obligaciones derivado del presente Convenio.

DÉCIMA PRIMERA. Las modificaciones al presente Convenio por cualquier concepto deberán hacerse previo acuerdo por escrito firmado por las Partes o los representantes autorizados de las mismas.

DÉCIMA SEGUNDA. En caso de que cualquiera de las Partes omita ejercer cualquier acción en contra de la otra para proteger ciertos derechos bajo este Convenio, dicha omisión no será interpretada como una renuncia a cualquier otro derecho derivado de este mismo Convenio.

DÉCIMA TERCERA. AN EXTEND y AT se obligan a indemnizar y sacar en paz y a salvo a EXTEND SOLUTIONS en caso de que esta última tenga que iniciar acciones legales para exigir el cumplimiento del presente Convenio. En dichos casos, serán por cuenta de AN EXTEND y AT los gastos de litigio y honorarios de los abogados que deban pagarse para la defensa y ejercicio de acciones legales de EXTEND SOLUTIONS.

DÉCIMA CUARTA. El presente Convenio se celebra tanto en inglés como en español. En caso de existir cualquier controversia derivada del mismo, prevalecerá la versión en inglés.

DÉCIMA QUINTA. Las Partes manifiestan que su voluntad está libre de vicios y para el caso de interpretación, ejecución y cumplimiento del presente Convenio, se someten expresamente a la legislación y tribunales competentes de Dallas, Texas, Estados Unidos de América, renunciando expresamente a cualquier otro fuero que pudiera corresponderles en razón de sus domicilios presentes, futuros o cualquier otra causa.

ENTERADAS LAS PARTES DEL CONTENIDO Y ALCANCE LEGAL DEL PRESENTE CONVENIO, LO FIRMAN EN TRES TANTOS, TODOS ELLOS POR SU PROPIO DERECHO, EL DÍA 15 de noviembre de 2022 EN DALLAS, TEXAS, ESTADOS UNIDOS DE AMÉRICA.

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Exhibit 4.10

	“AN EXTEND” AN EXTEND, S.A. DE C.V.		“EXTEND SOLUTIONS” EXTEND SOLUTIONS, S.A. DE C.V.

Por / By:	/s/ Manuel Senderos Fernandez	Por / By:	/s/ Daniel Samuel Novelo Trujillo
	Manuel Senderos Fernandez		Daniel Samuel Novelo Trujillo
Cargo / Position:	Representante legal /Attorney in Fact	Cargo / Position:	Representante legal /Attorney in Fact

“AT” AGILETHOUGHT, INC.

Por / By:	/s/ Manuel Senderos Fernandez
Manuel Senderos Fernandez
Cargo / Position:	Representante legal /Attorney in Fact

THIS PAGE IS AN INTEGRAL PART OF THE DEBT RECOGNITION AND RECONVERSION AGREEMENT ENTERED INTO BY AND BETWEEN AN EXTEND, S.A. DE C.V., AND EXTEND SOLUTIONS, S.A. DE C.V., ALSO WITH THE PRESENCE OF AGILETHOUGHT INC., AS A JOINT AND SEVERAL OBLIGOR, ON NOVEMBER 15, 2022.

ESTA PÁGINA FORMA PARTE INTEGRANTE DEL CONVENIO DE RECONOCIMIENTO Y RECONVERSIÓN DE ADEUDO QUE CELEBRAN AN EXTEND, S.A. DE C.V., Y EXTEND SOLUTIONS, S.A. DE C.V., CON LA COMPARECENCIA EN SU CARÁCTER DE OBLIGADO SOLIDARIO DE AGILETHOUGHT INC., EL 15 DE NOVIEMBRE DE 2022.

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